Exhibit 10.37

INTER-CREDITOR AGREEMENT

CANCER GENETICS, INC.

This inter-creditor agreement (this “Agreement”) is made as of this 13th day of February, 2012 between Cancer Genetics, Inc., a Delaware corporation (the “Borrower”), John Pappajohn (“Pappajohn”), DAM Holdings, LLC, a Wisconsin limited liability company (“DAM”), Pecora and Company (“Pecora”), NNJCA Capital, LLC (“NNJCA”) and Equity Dynamics, Inc., as agent (“EDI”).

RECITALS

WHEREAS, the Borrower and Wells Fargo Bank, N.A. (the “Bank”) are parties to that certain credit agreement, dated April 29, 2008 (such agreement, together with the ancillary documents thereto governing the extension of credit from the Bank to the Borrower, including the revolving note and the documents governing Pappajohn’s guarantee of the repayment of the indebtedness issued thereunder, all as amended or supplemented from time to time, are collectively referred to herein as the “Bank Credit Agreements”), establishing a Six Million Dollar ($6,000,000) revolving credit facility;

WHEREAS, to secure the repayment of the Borrower’s indebtedness under the Bank Credit Agreements and the performance of the Borrower’s other obligations thereunder, the Borrower granted to the Bank a security interest in, and certain rights with respect to, substantially all of the Borrower’s assets, as more fully set forth in the Bank Credit Agreements (the “Bank Security Interests”);

WHEREAS, Pappajohn guaranties the repayment of the indebtedness of the Borrower under the Bank Credit Agreements on the terms and conditions set forth in the Bank Credit Agreements;

WHEREAS, the Bank granted Pappajohn certain subrogation rights with respect to the rights of the Bank under the Bank Credit Agreements, including with respect to the Bank Security Interests, to the extent that Pappajohn pays in full the Borrower’s indebtedness under the Bank Credit Agreements pursuant to his guarantee thereof;

WHEREAS, the Borrower obtained from DAM, and DAM provided to the Borrower, additional financing in an amount of Three Million Dollars ($3,000,000) pursuant to a line of credit on the terms and conditions set forth in a credit agreement, promissory note and related documents dated March 23, 2011 between the Borrower and DAM (such agreements are collectively referred to herein as the “DAM Credit Agreements”);

WHEREAS, to secure the repayment of the Borrower’s indebtedness under the DAM Credit Agreements and the performance of the Borrower’s other obligations thereunder, the Borrower provided to DAM a security interest in, and certain rights with respect to, substantially all of the Borrower’s assets (the “DAM Security Interests”), as more fully set forth in the DAM Credit Agreements, which interest and rights are junior in priority, operation and effect, in all respects, to the Bank Security Interests; and

WHEREAS, the Borrower wishes to obtain from NNJCA, Pecora and Pappajohn, and NNJCA, Pecora and Pappajohn have agreed, as co-lenders, to provide to the Borrower, additional financing in an amount of Six Million Dollars ($6,000,000) pursuant the terms and conditions set forth in an amended and restated credit agreement, promissory note and related documents amended and restated on or about the date hereof between the Borrower, NNJCA, Pecora and Pappajohn (such agreements are collectively referred to herein as the “NNJCA Credit Agreements”);

WHEREAS, to secure the repayment of the Borrower’s indebtedness under the NNJCA Credit Agreements and the performance of the Borrower’s other obligations thereunder, the Borrower has agreed to provide to EDI, as agent for Pappajohn, Pecora and NNJCA (the “NNJCA Lenders”), a security interest in, and certain rights with respect to, substantially all of the Borrower’s assets (the “NNJCA Security Interests”), as more fully set forth in the NNJCA Credit Agreements, which interest and rights shall be junior in priority, operation and effect, in all respects, to the Bank Security Interests and the DAM Security Interests; and

WHEREAS, it is the desire of Pappajohn, DAM, NNJCA, Pecora, EDI and the Company to execute this Agreement for the purpose of defining their respective rights under the Bank Credit Agreements, the DAM Credit Agreement, and the NNJCA Credit Agreements including with respect to the Borrower’s assets.

NOW, THEREFORE in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1. Subordinate Rights under the NNJCA Credit Agreements. The parties hereto acknowledge that substantially all of the Borrower’s assets are subject to the first priority Bank Security Interests under the Bank Credit Agreements, and a second priority security interest under the DAM Credits Agreements and the parties hereto agree that the NNJCA Security Interests shall be junior in priority, operation and effect, in all respects, to the Bank Security Interests and the DAM Security Interests, notwithstanding (i) anything to the contrary contained in any agreement (including the Bank Credit Agreements or DAM Credit Agreements) or filing to which EDI or the NNJCA Lenders may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any other circumstance whatsoever and (iii) the fact that any such Bank Security Interests or the DAM Security Interests, as the case may be are (x) subordinated to any other lien securing any obligation of any other person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. NNJCA, Pecora and Pappajohn shall not object to or contest, or support any other person in contesting or objecting to, in any proceeding, the validity, extent, perfection, priority or enforceability of the Bank Security Interests or the DAM Security Interests. NNJCA and Pappajohn shall not take, or cause to be taken, any action the purpose of which is to make the NNJCA Security Interests pari passu with or senior to the Bank Security Interests or the DAM Security Interests. Notwithstanding any failure of the Bank to perfect the Bank Security Interests or DAM to perfect the DAM Security Interests, or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Bank Security Interests or the DAM Security Interests, the priority and rights as between the Bank, DAM, NNJCA, Pecora and Pappajohn with respect to the assets of the Borrower shall be as set forth herein. DAM consents to the NNJCA Credit Agreement and NNJCA Security Interests.

2. Promise to pay; Initial Public Offering or Reverse Merger. The Borrower has promised to pay the full amount due under of the Bank Credit Agreements and under the DAM Credit Agreements, and under the NNJCA Credit Agreements (except, if Pappajohn otherwise agrees, with respect to Pappajohn), with the proceeds of (i) an initial public offering of the Borrower’s equity securities (an “IPO”) or (ii) a reverse merger, whereby the Borrower merges with a public shell company or a wholly-owned subsidiary thereof and shares of the public shell company are subsequently issued in a private placement to finance the Borrower’s operations. In the event that NNJCA and Pecora have amounts due to them under the NNJCA Credit Agreements 30 days after consummation of an IPO under the terms of the NNJCA Credit Agreements, and the terms of the IPO do not allow repayment of the full $9,000,000 of debt under the Bank Credit Agreements and the DAM Credit Agreements plus amounts due to them under the NNJCA Credits Agreements (or such lesser amount that is then outstanding under such agreements), the parties hereto agree that the debt outstanding under the DAM Credit Agreements will be repaid first and the outstanding indebtedness under the NNJCA Credit Agreement will not be repaid unless and until the entire outstanding balance under the DAM Credit Agreements is repaid in full.

3. Actions with respect to the Bank. In the event that the Bank attempts to prevent or modify the manner in which payment is received, the Parties will undertake their best efforts to adjust the rights of payment between themselves to honor the priority outlined herein.

4. Relationship between NNJCA, Pecora and Pappajohn. Following an Event of Default, Pappajohn, Pecora and NNJCA agree that as between them, after all senior creditors have been paid in full, all security from the Borrower shall be applied first to the repayment of obligations due to NNJCA and Pecora, pari passu, and then after NNJCA and Pecora have been repaid in full, to obligations due to Pappajohn.

5. Legal fees, costs, and expenses. The Borrower agrees that it is ultimately responsible for all reasonable costs and expenses, including reasonable attorney’s fees, incurred by DAM, Pappajohn, Pecora or NNJCA with respect to the enforcement of the provisions of this Agreement, the Bank Credit Agreements, DAM Credit Agreements, and the NNJCA Credit Agreements following any Event of Default as any such provisions apply to either of them, and all fees and other charges incurred by Pappajohn, Pecora and NNJCA related to any of the foregoing. All such fees for which the Borrower is responsible will be paid to DAM, Pappajohn, Pecora and NNJCA promptly upon their respective demand for such payment.

6. Miscellaneous. This Agreement shall remain in full force and effect even if the underlying Bank Credit Agreements or the DAM Credit Agreements or NNJCA Credit Agreements, or other documents executed between the Borrower and the Bank or the Borrower and DAM or the Borrower and NNJCA, are extended, modified, or changed in any way. It is the intent of the parties hereto that if additional financing is obtained by the Borrower pursuant to essentially the same terms as the Bank Credit Agreements, the DAM Credit Agreements or the NNJCA Credit Agreements, this Agreement shall remain in full force and effect.

This Agreement may be modified only by written agreement of each party hereto and cannot be assigned without the express written permission of the other parties hereto.

Words and phrases contained in this agreement shall be construed as singular or plural in number and in the masculine, feminine or neutered gender according to the context in which such words and phrases appear.

This Agreement shall be construed under the laws of the State of Delaware.

If for any reason any provision of this Agreement shall be inoperative, the validity and effect of other provisions shall not be affected thereby.

This Agreement may be executed in one or more identical counterparts which when executed by all parties hereto shall constitute one and the same agreement.

This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, integrates all terms and conditions mentioned and are incidental to this Agreement and supersedes all prior negotiations and writings and any other previous understanding regarding the parity between the parties to this Agreement; provided however, that nothing in this Agreement shall supersede or amend that certain Inter-Creditor Agreement between Borrower, Pappajohn and DAM dated on or about March 23, 2011.

(signature page to follow)

IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

DAM Holdings, LLC

By:	/s/ Matthew Bluhm
Name: Matthew Bluhm
Title: President

Cancer Genetics, Inc., Borrower

By:	/s/ Panna Sharma
Name: Panna Sharma
Title: President & CEO

NNJCA Capital, LLC

By:	/s/ Andrew Pecora
Name: Andrew Pecora
Title: President

/s/ John Pappajohn
John Pappajohn
Pecora and Company
By:	/s/ Andrew Pecora
Andrew Pecora

Equity Dynamics, Inc., as agent

By:	/s/ John Pappajohn
Name: John Pappajohn
Title:

Signature Page to Inter-Creditor Agreement